EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of UCN, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of February 13, 2007.

KAIZEN MANAGEMENT, L.P.

By:	Kaizen Capital, L.L.C., its general partner

By:	/s/ David W. Berry

David W. Berry Manager

KAIZEN CAPITAL, L.L.C.

By:	/s/ David W. Berry

David W. Berry Manager

SELECT CONTRARIAN VALUE PARTNERS, L.P.

By:	Kaizen Management, L.P., its general partner

By:	Kaizen Capital, L.L.C., its general partner

By:	/s/ David W. Berry

David W. Berry Manager

/s/ David W. Berry

David W. Berry

SPECTRUM GALAXY FUND, LTD.

By:	/s/ Dion R. Friedland

Dion R. Friedland